                                                                   EXHIBIT 10.81

                                                                  EXECUTION COPY





                            STOCK PURCHASE AGREEMENT

                                  by and among


                          THE WILLIAMS COMPANIES, INC.,


                              MEHC INVESTMENT, INC.

                                       and


                       MIDAMERICAN ENERGY HOLDINGS COMPANY




                                  March 7, 2002

                                TABLE OF CONTENTS
                                                                                                  PAGE
                                                                                                  ----
SECTION 1. AUTHORIZATION OF PREFERRED AND COMMON STOCK.............................................1

SECTION 2. PURCHASE AND SALE.......................................................................1

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY ..........................................2
    3.1.   Organization, Good Standing and Qualification...........................................2
    3.2.   Significant Subsidiaries................................................................2
    3.3.   Capitalization..........................................................................3
    3.4.   Authorization...........................................................................4
    3.5.   Consents and Approvals; No Conflict.....................................................4
    3.6.   Company Reports; Financial Statements; Undisclosed Liabilities;
           Statutory Statements....................................................................5
    3.7.   Absence of Certain Developments.........................................................6
    3.8.   Litigation..............................................................................6
    3.9.   Compliance with Law; Permits............................................................7
    3.10.  Material Contracts......................................................................7
    3.11.  Employee Benefits.......................................................................8
    3.12.  Environmental Matters...................................................................8
    3.13.  Intellectual Property...................................................................9
    3.14.  Regulatory Matters......................................................................9
    3.15.  Tax Matters.............................................................................10
    3.16.  Insurance...............................................................................11
    3.17.  Offering of Shares......................................................................11
    3.18.  Investment Company......................................................................11
    3.19.  Accuracy of Information.................................................................11

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.........................................11

SECTION 5. COVENANTS ..............................................................................13
    5.1.   Covenants of the Company and the Purchaser..............................................13
    5.2.   Covenants of the Company................................................................13
    5.3.   Covenants of the Purchaser..............................................................14

SECTION 6. CLOSING CONDITIONS OF THE PURCHASER.....................................................14

SECTION 7. CLOSING CONDITIONS OF THE COMPANY.......................................................16

SECTION 8. TERMINATION, AMENDMENT AND WAIVER ......................................................17
    8.1.   Termination.............................................................................17
    8.2.   Effect of Termination...................................................................17
    8.3.   Amendment...............................................................................18
    8.4.   Waiver..................................................................................18

SECTION 9.   INTERPRETATION OF THIS AGREEMENT ............................................................18
    9.1.     Certain Terms Defined........................................................................18
    9.2.     Schedules....................................................................................19
    9.3.     Governing Law................................................................................19
    9.4.     Paragraph and Section Headings...............................................................19

SECTION 10.  SURVIVAL.....................................................................................19

SECTION 11.  MISCELLANEOUS................................................................................19
    11.1.    Notices......................................................................................19
    11.2.    Expenses.....................................................................................21
    11.3.    Publicity....................................................................................21
    11.4.    Submission to Jurisdiction...................................................................21
    11.5.    Successors and Assigns.......................................................................21
    11.6.    Entire Agreement; Amendment and Waiver.......................................................21
    11.7.    Severability.................................................................................22
    11.8.    Counterparts.................................................................................22
    11.9.    Third Party Beneficiaries....................................................................22
    11.10.   Guarantee....................................................................................22

                             Index of Defined Terms

1935 Act                                                                   10
Affiliate                                                                  18
Agreement                                                                   1
Certificate of Designation                                                  1
Closing                                                                     2
Closing Date                                                                2
Code                                                                        8
Common Stock                                                                1
Company                                                                     1
Company Form 10-K                                                           5
Company Regulatory Reports                                                  6
Company Reports                                                             5
Contract                                                                    5
Contracts                                                                   5
December Preferred Stock                                                    3
Environmental Laws                                                          9
ERISA                                                                       8
Exchange Act                                                                6
GAAP                                                                        6
Governmental Entity                                                        18
Hazardous Materials                                                         9
Intellectual Property                                                       9
Laws                                                                        7
Liens                                                                      18
March Preferred Stock                                                       3
Material Adverse Effect                                                    18
Material Contract                                                           8
MidAmerican                                                                 1
Organizational Documents                                                    2
Permits                                                                     7
Person                                                                     19
Preferred Stock                                                             1
Purchase Agreement                                                          I
Purchase Price                                                              2
Purchaser                                                                   1
RAP                                                                         6
Registration Rights Agreement                                               4
Remedial Action                                                             9
SEC                                                                        19
Securities Act                                                              3
Shares                                                                      2
Significant Subsidiary                                                      3
Tax Return                                                                 11
Taxes                                                                      10
Transaction Documents                                                       4

                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT, dated as of March 7, 2002 (this "Agreement"), by and among The Williams Companies, Inc., a Delaware corporation (the "Company"), MEUC Investment, Inc., a South Dakota corporation (the "Purchaser") and MidAmerican Energy Holdings Company, an Iowa corporation ("MidAmerican").

                                   WITNESSETH:

         WHEREAS, the Company has authorized the issuance of up to 1,466,667 shares of its 9-7/8% Cumulative Convertible Preferred Stock, which shares will be upon issuance convertible into authorized but unissued shares of common stock, par value $1.00 per share, of the Company; and

         WHEREAS, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, 1,466,667 shares of 9-7/8% Cumulative Convertible Preferred Stock referred to herein, in each case upon the terms and subject to conditions set forth in this Agreement; and

         WHEREAS, the Purchaser is a wholly owned subsidiary of MidAmerican; and

         WHEREAS, the Company and MidAmerican are, concurrently with the execution of this Agreement, entering into a Purchase Agreement for the sale and purchase of 100% of the partnership interests of Williams Gas Transmission Company (the "Purchase Agreement").

         NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1. AUTHORIZATION OF PREFERRED AND COMMON STOCK

         (a) The Company has authorized and created a series of its preferred stock, consisting of 1,466,667 shares, par value $1.00 per share, designated as its "9-7/8% Cumulative Convertible Preferred Stock" (the "Preferred Stock"). The terms, limitations and relative rights and preferences of the Preferred Stock are set forth in the Certificate of Designation of the 9-7/8% Cumulative Convertible Preferred Stock of the Company, which the Company will file on or before the Closing Date (as defined below) with the Secretary of State of the State of Delaware and a copy of which is attached hereto as Exhibit A (the "Certificate of Designation").

         The Company has duly authorized and reserved for issuance the shares of its common stock, par value $1.00 per share (the "Common Stock"), issuable upon conversion of the Shares (as defined below).

SECTION 2. PURCHASE AND SALE

         (a) Subject to the terms and conditions set forth in this Agreement and in reliance upon the Company's and the Purchaser's respective representations and warranties set forth below, on the Closing Date, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, 1,466,667 shares of Preferred Stock (the "Shares"), at a purchase price of $187.50 per share (the aggregate consideration to be paid by the Purchaser for the Shares is referred to herein as the 'Purchase Price"). Such sale and purchase shall be effected on the Closing Date by the Company executing and delivering to the Purchaser, duly registered in the name of the Purchaser (or such other name as the Purchaser may instruct), a duly executed stock certificate evidencing the Shares, against delivery by the Purchaser to the Company of the Purchase Price (net of the fee referred to in Section 2(c) below) by wire transfer of immediately available United States dollars to such account as the Company shall designate prior to the Closing Date.

         (b) The closing of such sale and purchase (the "Closing") shall take place concurrently with the closing of the transactions contemplated by The Purchase Agreement, after satisfaction or waiver of the conditions set forth in Sections 6 and 7, or at such other time as the Purchaser and the Company shall agree in writing (the "Closing Date"), at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019, or such other location as. the Purchaser and the Company shall mutually select.

         (c) At the Closing, the Company shall pay the Purchaser a fee of $2,750,000 for the purchase of the Shares contemplated herein, which fee the Purchaser shall deduct from the Purchase Price payment.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Purchaser that:

         3.1. Organization, Good Standing and Qualification

         (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has provided to the Purchaser a complete and correct copy of the Company's Restated Certificate of Incorporation and By-laws, each as amended to date (collectively, the "Organizational Documents"), which are in full force and effect.

         (b) The Company has all requisite power and authority to own and lease its properties and assets and to carry on its business as now conducted.

         (c) The Company is qualified to do business as a foreign Corporation in, and the Company is in good standing under the laws of, each jurisdiction in which the conduct of the Company's business or the ownership, operation or leasing of its assets or properties requires such qualification, except where the failure to so qualify, or to be so in good standing, would not reasonably be expected to have a Material Adverse Effect.

         3.2. Significant Subsidiaries

         Each significant subsidiary of the Company (as defined in Rule 1-02 of

Regulation S-X under the Securities Act of 1933, as amended (the "Securities Act")) (a "Significant Subsidiary") has been duly organized or formed, is validly existing and in good standing under the laws of the jurisdiction of its organization or formation, has all requisite power and authority to own and lease its properties and assets and to carry on its business as now conducted and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. All of the issued and outstanding equity or other participating interests of each Significant Subsidiary have been duly authorized and validly issued, to the extent such subsidiary is a corporation, are fully paid and non-assessable, and, to the extent owned by the Company, are owned free and clear of any Liens (as defined in Section 9.1), other than such Liens (1) relating to any debt financing described in the Company Reports (as defined herein), (ii) listed on Schedule 3.2, or (iii) that do not materially detract from the value of such equity or participation interest.

         3.3. Capitalization

         (a) The authorized capital stock of the Company consists of 960,000,000 shares of Common Stock and 30,000,000 shares of preferred stock, par value $1.00 per share. As of February 25, 2002, (i) 543,086,004 shares of Common Stock were issued and outstanding, (ii) 356,000 shares of preferred stock were issued and outstanding, consisting of 342,000 shares of December 2000 Cumulative Convertible Preferred Stock, par value $1.00 per share (the "December Preferred Stock"), and 14,000 shares of March 2001 Mandatorily Convertible Single Reset Preferred Stock, par value $1.00 per share (the "March Preferred Stock"), (iii) 11,918,129 shares of Common Stock were reserved for issuance under the Company's employee stock option and equivalent plans for options which have not yet been granted, (iv) 234,540,489 shares of Common Stock were reserved for issuance under the Company's outstanding options, warrants and securities convertible into or exchangeable for Common Stock or otherwise entitling the holder thereof to acquire (whether for consideration or otherwise) or requiring the Company to issue Common Stock, of which (A) 29,767,489 shares of Common Stock are reserved for issuance with respect to outstanding employee stock options, (B) 150,000,000 shares of Common Stock are reserved for issuance with respect to the March Preferred Stock, (C) 10,773,000 shares of Common Stock are reserved for issuance with respect to the December Preferred Stock, and (D) 44,000,000 shares of Common Stock are reserved for issuance with respect to the Company's FELINE PACS, and (v) there were no bonds, debentures, notes or other evidences of indebtedness issued or outstanding having the right to vote on any matters on which the Company's stockholders may vote. Except for the shares of Common Stock referred to in clauses (ii), (iii) and (iv), the Company has no present or future obligation to issue, and no Person has any present or future right to receive, any shares of Common Stock.

         (b) All of the outstanding shares of Common Stock of the Company have been duly and validly issued and are fully paid and non-assessable, and to the knowledge of the Company were issued in accordance with all applicable United States federal and state securities laws. Upon issuance, sale and delivery as contemplated by this Agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable shares of Preferred Stock, free of all preemptive or similar rights. Upon their issuance in accordance with the terms of the Preferred Stock, the shares of Common Stock issuable upon conversion of the Shares will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock, free of all preemptive or similar rights.

         (c) Except for the rights attached to the Options issued under the Company's employee stock option plans or as otherwise set forth on Schedule 3.3(c) hereto, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions, conversion or exchange obligations or other rights, agreements, arrangements or Commitments of any character obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of the capital stock of the Company or other equity interests in the Company or any securities convertible into or exchangeable for such shares of capital stock or other equity interests, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests.

         (d) Except as set forth on Schedule 3.3(d), no Person has any right to effect, or to require the Company to effect, the registration of any shares of Common Stock. For purposes of this section 3.3(d), the term "registration" shall mean a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement.

         3.4. Authorization

         The Company has all necessary corporate power and authority to execute and deliver this Agreement and the Registration Rights Agreement, the form of which is attached as Exhibit B hereto (the "Registration Rights Agreement" and together with this Agreement, the "Transaction Documents"), to perform its obligations under the Transaction Documents and the Preferred Stock and to consummate the transactions contemplated by the Transaction Documents and the Preferred Stock. The execution, delivery and performance, as applicable, of the Transaction Documents and the Preferred Stock by the Company and each of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company. No other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance, as applicable, of the Transaction Documents and the Preferred Stock by the Company and each of the transactions contemplated hereby and thereby. This Agreement constitutes, and upon execution and delivery the Registration Rights Agreement shall constitute, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors rights and remedies.

         3.5. Consents and Approvals; No Conflict

         (a) Except as set forth on Schedule 3.5(a), the execution and delivery by the Company of the Transaction Documents, the performance by the Company of its obligations under the Transaction Documents and the Preferred Stock and the consummation by the Company of the transactions contemplated hereby and thereby do not require the Company or any of its subsidiaries to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, Person, firm, Governmental Entity (as defined herein) or public or judicial authority, other than (i) compliance with the applicable requirements of the Exchange Act (as defined herein), (ii) with respect to the Company's obligations under the Registration Rights Agreement, as provided therein, (iii) the filing of the Certificate of Designation in accordance with the laws of the State of Delaware, and (iv) other consents approvals, actions, filings or notices that are immaterial to the consummation of the transactions contemplated hereby and thereby.

         (b) Except as set forth on Schedule 3.5(b), the execution and delivery by the Company of the Transaction Documents do not, and the fulfillment of the terms of the Transaction Documents and the Preferred Stock by the Company will not, result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or permit the acceleration of rights under or termination of, the Organizational Documents, any agreement, lease, contract, license, note, mortgage, indenture, arrangement or other obligation ("Contracts" and individually, a "Contract") to which the Company or its subsidiaries is a party, or any order, judgment, rule or regulation of any Governmental Entity having jurisdiction over the Company or any of its subsidiaries or over their respective assets, properties or businesses, except for such breaches, defaults and accelerations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         3.6. Company Reports; Financial Statements; Undisclosed Liabilities; Statutory Statements

         (a) Each registration statement, report, proxy statement or information statement prepared by the Company since December 31, 2000, including, without limitation, the Company's Annual Report on Form 10-K for the year ended December 31, 2001 (the "company Form 10-K"), the Company's Current Reports on Form 8-K filed January 4, 2002, January 23, 2002, January 30, 2002, February 5, 2002 and February 19, 2002, together in each case with any documents incorporated by reference therein, each in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such reports filed with the SEC subsequent to the date hereof, the "Company Reports"), as of their respective dates, as amended prior to the date hereof or as supplemented by Company Reports filed on or prior to the date hereof, did not, and any Company Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Except to the extent they may have been subsequently amended or otherwise modified prior to the date hereof by subsequent reporting or filings, as of their respective dates, the Company Reports (as the same may have been amended or otherwise modified) complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC thereunder applicable thereto.

         (b) Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of the Company as of its date, and each of the consolidated statements of income, stockholders' equity and cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents in all material respects the consolidated results of operations, retained earnings and changes in financial position of the Company for the periods set forth therein (subject, in the case of unaudited statements included in the Company Reports, to notes and normal year-end audit adjustments), in each case in accordance with U.S. generally accepted accounting principles ("GAAP") consistently applied during the periods involved.

         (c) Except as disclosed on Schedule 3.6(c) and except for those liabilities that are fully reflected or reserved against on the audited consolidated balance sheet of the Company for the year ended December 31, 2001 heretofore furnished by the Company to the Purchaser or liabilities described in the notes thereto (or liabilities for which neither accrual nor footnote disclosure is required pursuant to GAAP) and liabilities incurred or accrued in the ordinary course of business since December 31, 2001, neither the Company nor any of its subsidiaries has any material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due).

         (d) Since December 31, 2000, the Company and each of its Significant Subsidiaries has timely filed all material periodic statements, together with all material exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents in connection therewith, required to be filed with or submitted to any Governmental Entity on forms prescribed or permitted thereby (collectively, the "Company Regulatory Report"). The Company Regulatory Reports complied in all material respects with all applicable Laws when filed, and no material deficiency has been asserted with respect to any Company Regulatory Report by any Governmental Entity.

         3.7. Absence of Certain Developments

         (a) Since December 31, 2001, except as disclosed in the Company Reports filed on or before the date hereof or as set forth on Schedule 3.7(a), (i) the Company and its subsidiaries have conducted their respective businesses only in the ordinary course, consistent with past practice, and (ii) there has not been
(1) any Material Adverse Effect or any development or combination of developments, that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect; (2) any material change by the Company or any Significant Subsidiary in accounting principles, practices or methods other than as required by GAAP, RAP (as defined below) or applicable law; or (3) any split in share capital, combination, recapitalization, redenomination of share capital or other similar transaction or issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for share capital of the Company. "RAP" shall mean the accounting principles prescribed or permitted by the Federal Energy Regulatory Commission.

         3.8. Litigation

         Except as set forth on Schedule 3.8 or in the Company Reports filed on or before the date hereof, there is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any subsidiary or any of their respective properties, assets or businesses which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents and the Preferred Stock. Except as set forth in
Schedule 3.8, neither the Company nor any Significant Subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity which would reasonably be expected to have a Material Adverse Effect.

         3.9. Compliance with Law; Permits

         (a) The businesses of the Company and each of its subsidiaries have been (since December 31, 2000), and are being, conducted in compliance in all material respects with all applicable federal, state, local or non-U.S. laws, statutes, ordinances, rules, regulations (including, without limitation, the rules of any applicable self-regulatory organization recognized by the SEC), rulings, written interpretations, judgments, orders, injunctions, decrees, arbitration awards, agency requirements, licenses or permits of any Governmental Entity of competent jurisdiction (collectively, "Laws"), except as disclosed in the Company Reports filed on or before the date hereof and except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Company Reports filed on or before the date hereof, neither the Company nor its subsidiaries has received written notice of a violation of any Law, which, if violated, would reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 3.9 or as set forth in the Company Reports filed prior to the date hereof and for regulatory examinations or reviews conducted in the ordinary course, no material investigation or review by any Governmental Entity with respect to the Company or any of its subsidiaries is as of the date hereof pending or, to the knowledge of the Company, threatened, which would reasonably be expected to have a Material Adverse Effect.

         (b) The Company and its subsidiaries have all licenses, permits, franchises or other governmental authorizations (collectively, "Permits") necessary for the ownership of their assets or properties or for the conduct of their respective businesses, except for those Permits which, if violated or not obtained, would not reasonably be expected to have a Material Adverse Effect.

         3.10. Material Contracts

         (a) Neither the Company nor any of its subsidiaries is in default (or would be in default with notice or lapse of time, or both) under, is in violation (or would be in violation with notice or lapse of time, or both) of, or has otherwise breached, any Material Contract which default, alone or in the aggregate with all other such defaults, would reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 3.10, each Material Contract to which the Company or any of its subsidiaries is a party is in full force and effect and is binding upon the Company or its subsidiary and, to the best of the Company's knowledge, is binding upon such other parties, in each case in accordance with its terms. There are no unresolved disputes involving the Company or any of its subsidiaries under any Material Contract which if resolved in a manner adverse to the Company would reasonably be expected to have a Material Adverse Effect. "Material Contract" means any Contract that is material to the properties, assets, liabilities, financial condition, business, operations or net income of the Company and its subsidiaries, taken as a whole.

         3.11. Employee Benefits

         Each "employee benefit plan" (as defined under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA")) maintained by the Company or any entity which would be treated as a single employer with the Company under Section 4l4(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code") have been operated and administered in all material respects in accordance with all presently applicable provisions of ERISA and the Code; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and no condition exists that presents a material risk to the Company of incurring a material liability under
(i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Code; and each "pension plan" for which the Company would have any material liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

         3.12. Environmental Matters

         (a) Except as disclosed in the Company Reports filed on or before the date hereof and except as disclosed on Schedule 3.12, (i) there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of Hazardous Materials by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any Environmental Laws or which would require Remedial Action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or Remedial Action which would not have, or would not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; and (ii) there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any Hazardous Materials due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect.

         (b) Except as disclosed in the Company Reports filed on or before the date hereof and except as would not reasonably be likely to have a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries has received any written notice, claim, demand, suit or request for information from any Governmental Entity or private entity with respect to any liability or alleged liability under any Environmental Law, nor to the knowledge of the Company has any other entity whose liability, in whole or in part, may be attributed to the Company or any of its subsidiaries, received any such notice, claim, demand, suit or request for information; and (ii) neither the Company nor any of its subsidiaries has ongoing negotiations with or agreements with any Governmental Entity or other Person or entity relating to any Remedial Action or other claim arising under or related to any Environmental Law.

         (c) For purposes of this Agreement, the following terms shall have the following meanings:

         "Environmental Laws" shall mean any statute, regulation, ordinance, order, decree, treaty, agreement, compact, common law duty or other requirement of United States, tribal, state, local, Canadian (federal or provincial) or international law relating to protection of human health, safety or the environment (including, without limitation, ambient air, surface water, groundwater, wetlands, soil, surface and subsurface strata).

         "Hazardous Materials" shall mean any chemicals; pollutants, contaminants, wastes, toxic substances, hazardous substances, hazardous materials, hazardous wastes, radioactive materials, petroleum or petroleum products.

         "Remedial Action" shall mean any action required to: (i) clean up, remove or treat Hazardous Materials; (ii) prevent a release or threat of release of any Hazardous Material; (iii) perform pre-remedial studies, investigations or post-remedial monitoring and care; or (iv) cure a violation of Environmental Law.

         3.13. Intellectual Property

         Each of the Company and its subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials, including trade secrets (collectively, "Intellectual Property") that are used in, and material to, the business of the Company and its subsidiaries as currently conducted, and any such patents, trademarks, trade names, service marks and copyrights held by the Company and/or its subsidiaries are valid and subsisting except, in any such case, as would not be reasonably expected to have a Material Adverse Effect. To the knowledge of the Company, neither the Company nor any of its subsidiaries is infringing, or has received any notice of any asserted infringement by any of them of, any rights of a third party with respect to any Intellectual Property which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         3.14. Regulatory Matters

         The Company is not (i) a "public utility company" or a "holding company," or (ii) an "affiliate" or "subsidiary company" of a holding company or public utility company as such terms are defined in the Public Utility Holding Company Act of 1935 (the "1935 Act"). No approval of (i) the SEC under the 1935 Act, or (ii) the Federal Energy Regulatory Commission under either the Natural Gas Act of 1938 or the Federal Power Act is required in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

         3.15. Tax Matters

         (a) Except as set forth in Schedule 3.15, (i) the Company and its Significant Subsidiaries have timely filed with the appropriate governmental authorities all income and other material Tax Returns (as hereinafter defined) required to be filed by or with respect to the Company and its subsidiaries or their operations or assets, and such Tax Returns are true, correct and complete in all material respects, (ii) all material Taxes (as hereinafter defined) due with respect to taxable years for which the Company or any subsidiary's Tax Returns were filed, all material Taxes required to be paid on an estimated or installment basis, and all material Taxes required to be withheld with respect to the Company or its employees, operations or assets have been timely paid or, if applicable, withheld and paid to the appropriate taxing authority in the manner provided by law, (iii) the reserve for Taxes set forth on the audited consolidated balance sheet of the Company as of December 31, 2001 heretofore furnished by the Company to the Purchaser is adequate in all material respects for the payment of all Taxes through the date thereof and no material Taxes (other than with respect to the disposition of assets) have been incurred after December31, 2001 which were not incurred in the ordinary course of business,
(iv) there are no Liens for Taxes upon the assets of the Company or any of its Significant Subsidiaries (except for Liens for current Taxes not yet due and payable), (v) no Federal, state, local or foreign audits, administrative proceedings or court proceedings are pending with regard to any material Taxes or Tax Returns of the Company or any of its Significant Subsidiaries and there are no material outstanding deficiencies or assessments asserted or proposed, and any such proceedings, deficiencies or assessments shown in Schedule 3.15 are being contested in good faith through appropriate proceedings, (vi) there are no outstanding agreements, consents or waivers extending the statutory period of limitations applicable to the assessment of any material Taxes or deficiencies against the Company or any of its Significant Subsidiaries, or with respect to their operations or assets, and (vii) the federal income Tax Returns of the Company and its Significant Subsidiaries have been examined by the Internal Revenue Service (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for all periods through and including December 31, 1993.

         (b) The Company has not filed a consent to the application of Section 341(f) of the Code.

         (c) For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies or other assessments imposed by any United States Federal, state, or local taxing authority or by any non-U.S. taxing authority, including but not limited to, income, gross receipts, excise, property, sales, use, transfer, payroll, license, ad valorem, value added, withholding, social security, franchise, estimated, severance, stamp, and other taxes (including any interest, fines, penalties or additions attributable to or imposed on or with respect to any such taxes, charges, fees, levies or other assessments).

         (d) For purposes of this Agreement, "Tax Return" means any return, report, information return or other document (including any related or supporting information and, where applicable, profit and loss accounts and balance sheets) with respect to Taxes.

         3.16. Insurance

         The Company and each of its Significant Subsidiaries Carry, or are covered by, insurance in such amounts and covering such risks as the Company reasonably believes is adequate for the conduct of their respective businesses and the value of their respective properties and as the Company reasonably believes is customary for companies engaged in similar businesses in similar industries.

         3.17. Offering of Shares

         Neither the Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require, under the Securities Act, the integration of such offering with the offering and sale of the Shares) which would subject the offering, issuance or sale of the Shares hereunder to the registration requirements of Section 5 of the Securities Act.

         3.18. Investment Company

         The Company is not, and, after giving effect to the transactions contemplated hereby, will not be, an "investment company" as defined in the Investment Company Act of 1940, as amended.

         3.19. Accuracy of Information

         None of the representations, warranties or statements of the Company contained in this Agreement, or in the schedules or exhibits hereto, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any of such representations, warranties or statements not misleading. The projections previously provided to the Purchaser in connection with this Agreement and identified on Schedule 3.19 were made in good faith and based on reasonable assumptions.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser and MidAmerican represent and warrant to the Company as follows:

         (a) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of South Dakota, and it has the requisite corporate power and authority to execute and deliver the Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, and has taken all necessary action to authorize the execution, delivery and performance of the Transaction Documents. MidAmerican is corporation duly organized, validly existing and in good standing under the laws of the State of Iowa, and it has the requisite corporate power and authority to execute and deliver the Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, and has taken all necessary action to authorize the execution, delivery and performance of the Transaction Documents. No other action on the part of the Purchaser or MidAmerican is necessary to authorize the execution, delivery and performance of the Transaction Documents by the Purchaser or MidAmerican and each of the transactions contemplated hereby and thereby.

         (b) This Agreement constitutes, and upon execution and delivery the Registration Rights Agreement shall constitute, a valid and binding obligation of the Purchaser and MidAmerican, enforceable against the Purchaser and MidAmerican in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

         (c) The execution and delivery by the Purchaser and MidAmerican of the Transaction Documents do not, and the fulfillment of the terms hereof and thereof by the Purchaser and MidAmerican will not, result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or permit the acceleration of rights under or termination of, the Purchaser's or MidAmerican's organizational documents, any material Contract to which the Purchaser or MidAmerican is a party, or any order, judgment, rule or regulation of any Governmental Entity having jurisdiction over the Purchaser or MidAmerican or over their assets, properties or businesses, except for such defaults that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Purchaser and MidAmerican and its subsidiaries, taken as a whole.

         (d) The Purchaser is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Purchaser is purchasing the Shares and any shares of Common Stock issued on conversion of the Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof or of any shares of Common Stock issued on conversion of the Shares in violation of the Securities Act. The Purchaser (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and is capable of bearing the economic risks of such investment.

         (e) The Purchaser currently has sufficient immediately available funds in cash or cash equivalents and will on the Closing Date have sufficient immediately available funds, in cash, to pay the Purchase Price and to pay any other amounts payable pursuant to this Agreement and to effect the transactions contemplated hereby.

         (f) The Purchaser understands that the Company is relying on the statements contained herein to establish an exemption from registration under federal and state securities laws.

         (g) The Purchaser understands that each certificate or other document evidencing any of the Shares shall be endorsed with the legend in the form set forth in Section 5.3(b).

SECTION 5. COVENANTS

         5.1. Covenants of the Company and the Purchaser

         Subject to the terms and conditions of this Agreement, each of the parties shall use reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary or desirable under applicable legal requirements, to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement, the parties hereto shall use their reasonable best efforts to take or cause to be taken all such necessary or desirable action and execute, deliver and file, or cause to be executed, delivered and filed, all necessary or desirable documentation.

         5.2. Covenants of the Company

         (a) Between the date of this Agreement and the Closing Date, the Company will promptly advise the Purchaser of any action or event of which it becomes aware which has the effect of making incorrect, any of the Company's representations or warranties or which has the effect of rendering any of the Company's covenants incapable of performance;

         (b) From the date hereof until the Closing Date, the Company will (i) furnish to the Purchaser and its authorized representatives such financial and operating data and other information relating to the Company and its subsidiaries as such Persons may reasonably request, and (ii) instruct its counsel, independent accountants and financial advisors to cooperate reasonably with the Purchaser and its authorized representatives in its investigation of the Company. Any investigation pursuant hereto shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company. In addition, from the date hereof until the Closing Date, the Company will provide the Purchaser with copies of all financial information, reports and presentations delivered to the lenders under the Company's principal credit facilities, subject to customary confidentiality terms and conditions.

         (c) After the date hereof and prior to the Closing Date, except as (1) expressly provided for in this Agreement, (ii) set forth on Schedule 3.5(b) or
(iii) consented to in writing by the Purchaser (which consent shall not be unreasonably withheld or delayed), the Company will not:

                  (i) split, combine or reclassify any shares of the Company's capital stock;

                  (ii) declare or pay any dividend or distribution (whether in cash, stock or property) in respect of its Common Stock, other than its regular quarterly dividend, or call for redemption, redeem or repurchase any of its Common Stock;

                  (iii) take any action, or knowingly omit to take any action, that would, or that would reasonably be expected to, result in (A) any of the representations and warranties of the Company set forth in Section 3 becoming untrue, or (B) any of the conditions to the obligations of the Purchaser set forth in

                           Section  6 not being satisfied; or

                  (iv) enter into any agreement or commitment to do any of the foregoing.

         (d) Prior to the Closing, the Company will take all actions necessary to file the Certificate of Designation with the Secretary of State of the State of Delaware.

         (e) If, following completion of the Williams Substitution (as such term is defined in the Consent Solicitation Statement, dated February 25, 2002, of the Company), the Company or any of its Affiliates owns any share or shares of the March 2001 Mandatorily Convertible Single Reset Preferred Stock, par value $1.00 per share, of the Company, the Company will cancel any such share or shares as soon as reasonably practicable after it is permitted to do so under the terms of the Williams Share Trust Amended and Restated Trust Agreement, dated March 28, 2001, by Wilmington Trust Company, as Share Trustee, Williams Share Trust, and the Company. The Company will use its reasonable best efforts to cause the Williams Substitution to occur prior to September 30, 2002.

         5.3. Covenants of the Purchaser

         (a) The Purchaser covenants that it will not sell or otherwise transfer the Shares (or any shares of Common Stock acquired upon conversion of the Shares)to any Person except pursuant to an effective registration under the Securities Act or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the Securities Act and the rules and regulations promulgated thereunder.

         (b) The certificates evidencing the Shares and the shares of Common Stock issuable upon conversion of the Shares will bear the following legend reflecting the foregoing restrictions on the transfer of such securities:

         "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT'), AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER."

The Company shall remove this legend from the certificates evidencing such securities as promptly as practicable following the registration of such securities under the Securities Act or such earlier time as such securities are no longer subject to restriction on transfer under the Securities Act.

SECTION 6. CLOSING CONDITIONS OF THE PURCHASER

The obligations of the Purchaser to effect the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Purchaser in accordance with Section 8.4:

         (a) All representations and warranties made by the Company in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified as to materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the Closing Date as if again made by the Company on and as of such date.

         (b) The Company shall have performed in all material respects all obligations required under this Agreement to be performed by it on or before the Closing Date.

         (c) The Purchaser shall have received a certificate, dated the Closing Date, signed by the Chief Executive Officer or the Chief Financial Officer of the Company, certifying that the conditions specified in the foregoing paragraphs (a) and (b) of this Section 6 hereof have been fulfilled.

         (d) The Purchaser shall have received from the General Counsel of the Company an opinion, dated the Closing Date, with respect to the matters set forth in Exhibit C hereto.

         (e) The Company shall have executed the Registration Rights Agreement.

         (f) The Certificate of Designation shall have been filed by the Company with the Secretary of State of the State of Delaware.

         (g) All conditions to the obligations of the parties to the Purchase Agreement to consummate the transactions contemplated by such agreement shall have been satisfied or waived (other than conditions set forth in Sections 5.11 and 6.5 of such agreement) and the Company shall be ready, willing and able to close such transaction.

         (h) During the period from December 31, 2001 to the Closing Date, there shall not have been any fact, circumstance or development that has had or would reasonably be expected to have a Material Adverse Effect.

         (i) The consents, waivers, authorizations and approvals set forth on Schedules 3.5(a) and 3.5(b) shall have been duly obtained and shall be in full force and effect on the Closing Date.

         (j) No preliminary or permanent injunction or other order issued by any Governmental Entity, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any Governmental Entity, which declares the Transaction Documents or the Preferred Stock invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby or thereby, shall be in effect; and no action or proceeding before any Governmental Entity shall have been instituted by a Governmental Authority or other person or threatened by any Governmental Entity which seeks to prevent or delay the consummation of the transactions contemplated by the Transaction Documents or the Preferred Stock or which challenges the validity or enforceability of the Transaction Documents or the

Preferred Stock.

         (k) There shall not have occurred since the date of this Agreement any downgrading in the rating accorded any of the Company's senior unsecured securities below BBB-, Baa3 or BBB- by any one of Standard & Poor's Ratings Services, Moody's Investors Service and Fitch Ratings, respectively.

SECTION 7. CLOSING CONDITIONS OF THE COMPANY

         The obligations of the Company to effect the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Company in accordance with Section 8.4:

         (a) All representations and warranties made by the Purchaser in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified as to materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the Closing Date as if again made by the Purchaser on and as of such date.

         (b) The Purchaser shall have performed in all material respects all obligations required under this Agreement to be performed by it on or before the Closing Date.

         (c) The Company shall have received a certificate, dated the Closing Date, signed by the Chief Executive Officer or the Chief Financial Officer of the Purchaser, certifying that the conditions specified in the foregoing paragraphs (a) and (b) of this Section 7 hereof have been fulfilled.

         (d) No preliminary or permanent injunction or other order issued by any Governmental Entity, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any Governmental Entity, which declares the Transaction Documents or the Preferred Stock invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby or thereby, shall be in effect; and no action or proceeding before any Governmental Entity shall have been Instituted by a Governmental Authority or other person or threatened by any Governmental Entity which seeks to prevent or delay the consummation of the transactions contemplated by the Transaction Documents or the Preferred Stock or which challenges the validity or enforceability of the Transaction Documents or the Preferred Stock.

         (e) All conditions to the obligations of the parties to the Purchase Agreement to consummate the transactions contemplated by such agreement shall have been satisfied or waived (other than conditions set forth in Sections 5.11 and 6.5 of such agreement) and the Purchaser shall be ready, willing and able to close such transaction.

         (f) The consents, waivers, authorizations and approvals set forth on Schedules 3.5(a) and 3.5(b) shall have been duly obtained and shall be in full force and effect on the Closing Date.

SECTION 8: TERMINATION, AMENDMENT AND WAIVER

         8.1. Termination

         This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

         (a) by mutual written consent of the Company and the Purchaser;

         (b) by the Company, in the event that the Purchaser fails to comply with any of its covenants or agreements contained herein, or breaches its representations and warranties contained herein, such failure to comply or breach, if curable, is not cured within 10 days after receipt by the Purchaser of notice specifying particularly such failure to comply or breach, and such failure to comply or breach would result in the failure to satisfy the conditions set forth in Sections 7(a) and/or 7(b);

         (c) by the Purchaser, in the event that the Company fails to comply with any of its covenants or agreements contained herein, or breaches its representations and warranties contained herein, such failure to comply or breach, if curable, is not cured within 10 days after receipt by the Company of notice specifying particularly such failure to comply or breach, and such failure to comply or breach would result in a failure to satisfy the conditions set forth in Section 6(a) and/or 6(b);

         (d) by the Company or the Purchaser, in the event that a Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their reasonable best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement and which is not subject to appeal;

         (e) by the Company or the Purchaser at any time after June 15, 2002; or

         (1) by the Company or the Purchaser, in the event that the Purchase Agreement has been terminated.

         8.2. Effect of Termination

         In the event of termination and abandonment of this Agreement pursuant to Section 8.1, written notice thereof shall forthwith be given to the other party hereto and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by the Company or the Purchaser. If this Agreement is terminated as provided herein, no party to this Agreement shall have any liability or further obligation to any other party to this Agreement except as provided in Sections 11.1 and 11.2 hereof; provided, however, that no termination of this Agreement pursuant to this Section 8 shall relieve any party of liability for a grossly negligent or wilful and, in either case, material breach of any provision of this Agreement occurring before such termination.

         8.3. Amendment

         This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto.

         8.4. Waiver

         The Purchaser or the Company may, by written notice to the other party
(i) extend the time for the performance of any of the obligations or other actions of the other party hereto, (ii) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any documents delivered pursuant to this Agreement by the other party, (iii) waive compliance with any of the covenants of the other party contained in this Agreement, (iv) waive performance of any of the obligations of the other party or (v) waive fulfillment of any of the conditions to its own obligations under this Agreement or in any documents delivered pursuant to this Agreement by the other party. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar, unless such waiver specifically states that it is to be construed as a continuing waiver.

SECTION 9. INTERPRETATION OF THIS AGREEMENT

         9.1. Certain Terms Defined

         As used in this Agreement, the following terms have the respective meanings set forth below:

         Affiliate: shall mean a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

         Governmental Entity: shall mean any U.S. or non-U.S. (a) federal, state, county, local or municipal governmental, administrative or regulatory authority, agency, commission, tribunal, body or political subdivision thereof,
(b) other governmental, quasi-governmental, regulatory or self-regulatory entity, (c) court or administrative tribunal, or (d) arbitration tribunal or other non-Governmental Entity with applicable jurisdiction.

         Liens: shall mean any mortgage, lien, pledge, charge, security interest or encumbrance of any kind.

         Material Adverse Effect: shall mean a material adverse effect on the assets, properties, business, operations, net income or financial condition of the Company and its subsidiaries taken as a whole, it being understood that none of the following shall be deemed to constitute a Material Adverse Effect; (1) any effect resulting from entering into this Agreement or the announcement of the transactions contemplated by this Agreement; and (ii) any effect resulting from changes in the United States or global economy as a whole, except for such effects which disproportionately impact the Company and its subsidiaries, taken as a whole.

         Person: shall mean an individual, corporation, association, trust, limited liability company, limited partnership, limited liability partnership, partnership, incorporated organization, other entity or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, and a Governmental Entity.

         SEC: shall mean the Securities and Exchange Commission.

         9.2. Schedules

         The numbers assigned to the disclosure schedules are given for reference purposes only. Any matter or item disclosed on any disclosure schedule shall not be deemed to be material (whether singularly or in the aggregate) or deemed to give rise to circumstances which may result in a Material Adverse Effect solely by reason of it being so disclosed herein. Any matter or item disclosed pursuant to any disclosure schedule shall be deemed to be disclosed for all purposes under the Agreement reasonably related thereto and any matter disclosed in one disclosure schedule will be deemed disclosed with respect to another disclosure schedule if such disclosure is made in such a way as to make its direct relevance with respect to such other disclosure schedule readily apparent.

         9.3. Governing Law

         This Agreement shall be governed by and construed in accordance with the internal and substantive laws of Delaware and without regard to any conflicts of laws concepts which would apply the substantive law of some other jurisdiction.

         9.4. Paragraph and Section Headings

         The headings of the sections and subsections and any table of contents of this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or any term or provision hereof.

SECTION 10. SURVIVAL

         The respective representations and warranties of the parties hereto contained herein or in any certificates or other documents delivered pursuant to this Agreement on the Closing shall not survive the Closing. The covenants and agreements of the parties hereto shall survive the Closing in accordance with their terms.

SECTION 11. MISCELLANEOUS

         11.1. Notices

         (a) All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly made or delivered, if delivered personally or sent by overnight courier or facsimile (with evidence of confirmation of receipt), in each case to the parties at the following addresses:

         (1) if to the Purchaser or MidAmerican:

                  MEHC Investment, Inc.
                  do MidAmerican Energy Holdings Company
                  320 South 36th St.
                  Suite 400
                  Omaha, NE 68131

                  Attention: Douglas L. Anderson, Esq.
                  Facsimile: (402) 231-1658

                  With a copy to:

                  Willkie Farr & Gallagher
                  787 Seventh Avenue
                  New York, New York 10019-6009

                  Attention:    Peter J. Hanlon, Esq. / William N. Dye, Esq.
                  Facsimile: (212) 728-8111

         (2) if to the Company:

                  The Williams Companies
                  One Williams Center
                  Tulsa, Oklahoma 74172

                  Attention: William von Glahn, Esq.
                  Facsimile: (918) 573-5942

                  With a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Four Times Square
                  New York, New York 10036

                  Attention: Nancy A. Lieberman, Esq.
                  Facsimile: (212) 735-2000


or such other persons or at such other addresses as shall be furnished by either party by like notice to the other, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this
Section 11.1 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 11.1.

         11.2. Expenses

         Except as otherwise expressly provided in this Agreement, all legal, accounting, financial advisory and other fees, costs and expenses of a party hereto incurred in connection with this Agreement and the performance of the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

         11.3. Publicity

         On or prior to the Closing Date, neither party shall, nor shall it permit its affiliates to, issue or cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other party hereto. Notwithstanding the foregoing, in the event any such press release or announcement is required by law or stock exchange rule to be made by the party proposing to issue the same, such party shall use its reasonable best efforts to consult in good faith with the other party prior to the issuance of any such press release or announcement.

         11.4. Submission to Jurisdiction

         With respect to any suit, action or proceeding initiated by a party to this Agreement arising out of, under or in connection with this Agreement or the transactions contemplated hereby, the Company and the Purchaser each hereby submit to the exclusive jurisdiction of any state or federal court sitting in the State of Delaware and irrevocably waive, to the fullest extent permitted by law, any objection that they may now have or hereafter obtain to the laying of venue in any such court in any such suit, action or proceeding.

         11.5. Successors and Assigns

         The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party. Neither party hereto may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the other party. Notwithstanding the prior sentence, the Purchaser may assign any of its rights (but not its obligations) under this Agreement to one or more of the wholly-owned subsidiaries of MidAmerican (so long as such assignment does not delay the Closing or impose any additional costs on the Company), it being understood that such assignment will not release Purchaser from its obligations hereunder. In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of the Agreement by executing and agreeing to an assumption agreement reasonably acceptable to the Company.

         11.6. Entire Agreement; Amendment and Waiver

         The Transaction Documents and the Certificate of Designation represent the entire agreement and understanding of the parties with reference to the transactions set forth herein and therein and no representations or warranties have been made in connection with the

Transaction Documents and the Certificate of Designation other than those expressly set forth herein or in the Schedules, exhibits, certificates and other documents delivered in accordance herewith or therewith. The Transaction Documents and the Certificate of Designation supersede all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of the Transaction Documents and the Certificate of Designation and all prior drafts of the Transaction Documents and the Certificate of Designation, all of which are merged into the final executed versions of the Transaction Documents and the Certificate of Designation, as the case may be. No prior drafts of the Transaction Documents and the Certificate of Designation and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving the final executed versions of the Transaction Documents and the Certificate of Designation, as the case maybe.

         11.7. Severability

         This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

         11.8. Counterparts

         Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission shall be the same as delivery of an original. At the request of the Company or the Purchasers, the parties will confirm facsimile transmission by signing a duplicate original document. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

         11.9. Third Party Beneficiaries

         Nothing in this Agreement shall confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

         11.10. Guarantee

         MidAmerican guarantees performance by the Purchaser of the Purchaser's obligations under this Agreement.

         IN WITNESS WHEREOF, the Company, the Purchaser and MidAmerican have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                    THE WILLIAMS COMPANIES, INC.


                                    By: /s/ Steven J. Malcolm
                                        Name:
                                              --------------------------------
                                        Title:
                                              --------------------------------


                                    MEHC INVESTMENT, INC.


                                    By: [Signature Illegible]
                                        Name:
                                             ---------------------------------
                                        Title
                                              --------------------------------


                                    MIDAMERICAN ENERGY HOLDINGS
                                    COMPANY

                                    By: [Signature Illegible]
                                        Name:
                                             ---------------------------------
                                        Title
                                             ---------------------------------




















                  [Signature Page to Stock Purchase Agreement]

                          REGISTRATION RIGHTS AGREEMENT


         REGISTRATION RIGHTS AGREEMENT, dated as of March 27, 2002, between MEHC Investment, Inc., a South Dakota corporation (the "Investor"), and The Williams Companies, Inc., a Delaware corporation (the 'Company").

                                    RECITALS

         WHEREAS, the Investor has, pursuant to the terms of the Stock Purchase Agreement, dated as of March 7, 2002 (the "Stock Purchase Agreement"), by and among the Company, the Investor and MidAmerican Energy Holdings Company, agreed to purchase 1,466,667 shares of 9-7/8% Cumulative Convertible Preferred Stock, par value $1.00 per share, of the Company (the "Preferred Stock") and

         WHEREAS, the shares of Preferred Stock are convertible into shares of Common Stock, par value $1.00 per share, of the Company (the "Common Stock") and

         WHEREAS, the Company has agreed, as a condition precedent to the Investor's obligations under the Stock Purchase Agreement, to grant the Investor certain registration rights; and

         WHEREAS, the Company and the Investor desire to define the registration rights of the Holders (as defined below) on the terms and subject to the conditions herein set forth.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

         SECTION 1. DEFINITIONS

         In addition to the terms defined elsewhere in this Agreement, the following terms shall have the respective meaning set forth below:

         Agreement: shall mean this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Registration Rights Agreement as the same may be in effect at the time such reference becomes operative;

         Commission: shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act;

         Conversion Shares: shall mean any of the shares of Common Stock issued or issuable upon conversion of the Preferred Stock and any stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or replacement of, the Conversion Shares;

         Exchange Act: shall mean the Securities Exchange Act of 1934, as amended;

         Holder: shall mean any holder of Registrable Securities. For purposes of this Agreement, the Company may deem and treat the registered holder of Registrable Securities as the Holder and absolute owner thereof, and the Company shall not be affected by any notice to the contrary;

         Other Stockholders: shall mean Persons who, by virtue of agreements with the Company, are entitled to have their Company securities (other than Registrable Securities) registered;

         Person: shall mean an individual, partnership, joint-stock company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof;

         Register, registered and registration: shall mean a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

         Registrable Securities: shall mean the Conversion Shares. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) they shall have been sold to the public pursuant to Rule 144 under the Securities Act, as such Rule may be amended from time to time ("Rule 144"), (C) in the case of a Piggyback Registration pursuant to Section 2(b), at such time as they are eligible to be sold by the Holder thereof pursuant to paragraph (k) of Rule 144 ("Rule 144(k)"), (D) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (D) they shall have ceased to be outstanding;

         Registration Expenses: shall mean all expenses incurred by the Company in compliance with Section 2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and expenses of one counsel for all the Holders (not to exceed $50,000 in each instance), blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company);

         Securities Act: shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder; and

         Selling Expenses: shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

         SECTION 2. REGISTRATION RIGHTS

         (a) Demand Registration.

                  (i) Request for Registration. Upon the written request of one or more Holders of not less than 20% of the Registrable Securities (calculated on an as-converted basis) (the "Requesting Holders") that the Company effect the registration of all or a part of such Holders' Registrable Securities (which request shall specify the intended method of disposition of such Registrable Securities) (a "Demand Registration"), the Company will:

                  (1) promptly give written notice of the proposed registration to all other Holders; and

                  (2) as soon as reasonably possible, use its reasonable best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution (in accordance with the intended methods as aforesaid) of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 15 days after written notice from the Company is given under Section 2(a)(i)(1) above; provided that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2(a):

                           (A) If such registration is prohibited by applicable
                  law;

                           (B) For a period of 30 days before the anticipated
                  consummation of a public offering by the Company of its equity securities and 90 days subsequent to the consummation of such public offering;

                           (C) In any particular jurisdiction in which the
                  Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

                           (D) After the Company has effected three (3) Demand
                  Registrations pursuant to this Section 2(a) and such registrations have been declared or ordered effective and the sales of such Registrable Securities shall have closed;

                           (E) If the Registrable Securities requested by all
                  Holders to be registered pursuant to such request do not constitute at least 20% of the Registrable Securities (calculated on an as-converted basis);

                           (F) Within 90 days after the effective date of a
                  previous Demand Registration or a previous registration under which the Requesting Holders had piggyback rights pursuant to
                  Section 2(b) hereof wherein the Requesting Holders were permitted to register, and sold, at least 50% of the Registrable Securities requested to be included therein;

                           (G) If the Company shall furnish to the Requesting
                  Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be in the best interests of the Company to defer such Demand Registration because such registration would jeopardize any other material corporate transaction of the Company or would require the disclosure of material non-public information, then the Company shall have the right to defer filing a registration statement for such Demand Registration for a period not to exceed sixty (60) days from the date of receipt of written request from the Requesting Holders; provided, however, that the Company shall not exercise such right more than once in any (12) twelve-month period.

         The registration rights set forth in this Section 2 may be assigned, in whole or in part, to any transferee of Registrable Securities (who shall be bound by all obligations of this Agreement).

                  (ii) Underwriting. If the Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2(a). The Holders whose shares are to be included in such registration and the Company shall enter into an underwriting agreement in customary form (including in the case of the Company customary indemnification and contribution) with the representative of the underwriter or underwriters selected for such underwriting by the Holders of more than 50% of the Registrable Securities (calculated on an as-converted basis) to be registered and reasonably acceptable to the Company. The Holders may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holders. Any such Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder's Registrable Securities and such Holder's intended method of distribution and any other representation required by law.

                  (iii) Priority on Demand Registration. Notwithstanding any other provision of this Section 2(a), whenever the Company shall effect a Demand Registration pursuant to this Section 2(a) in connection with an underwritten offering by one or more Holders of Registrable Securities, if the representative of the underwriter or underwriters selected for such underwriting advises the Company and the Holders in writing that in their opinion the number of shares of Registrable Securities proposed to be included in any such registration exceeds the number of securities which can be sold in such offering, the number of shares included in such registration by the Holders shall be reduced to such number of shares of Registrable Securities which in the opinion of such representative can be sold. If the number of shares which can be sold is less than the number of shares of Registrable Securities proposed to be registered, the amount of Registrable Securities to be so sold shall be allocated first, to the shares of Registrable Securities requested to be registered by the Requesting Holders and then pro rata among the other Holders of Registrable Securities desiring to participate in such registration on the basis of the amount of such Registrable Securities initially proposed to be registered by such other Holders. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

                  (iv) Inclusion of Other Shares in Underwritten Demand Registration. Whenever the Company shall effect a registration pursuant to this Section 2(a) in connection with an underwritten offering by one or more Holders of Registrable Securities, no securities other than Registrable Securities shall be included among the securities covered by such registration unless the managing underwriter of such offering shall have advised each holder of Registrable Securities to be covered by such registration in writing that the inclusion of such other securities would not adversely affect such offering. If the managing underwriter shall thereafter advise the Company and the Holders that the inclusion of some or all of such securities would adversely affect such offering, the Company shall include in such registration and offering: (i) first, the Registrable Securities, in accordance with
         Section 2(a)(iii) and (ii) second, to the extent additional securities may be included, the securities of the Company and the Other Stockholders, in such relative amounts as they shall agree, or failing agreement, as the managing underwriter shall advise.

                  (v) Registration Statement Form. Registrations under this
         Section 2(a) shall be on such appropriate registration form of the Commission (i) as shall be selected by the Holders of more than 50% of the Registrable Securities so to be registered and as shall be reasonably acceptable to the Company and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in their request for such registration. The Company agrees to include in any such registration statement all information which, in the opinion of counsel to the holders of Registrable Securities and counsel to the Company, is required to be included.

         (b) Piggyback Registration.

                  (i) If the Company shall determine to register any of its equity securities (other than Registrable Securities) under the Securities Act either for its own account or for the account of Other Stockholders, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities (a "Piggyback Registration"), the Company will:

                  (1) promptly give to each of the Holders a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                  (2) subject to Section 2(b)(iii) below, include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting of equity securities involved therein, all the Registrable Securities specified in a written request or requests, made by the Holders within fifteen (15) days after receipt of the written notice from the Company described in clause (i) above. Such written request may specify all or a part of the Holders' Registrable Securities. The Company may postpone or withdraw the filing or effectiveness of a Piggyback Registration at any time in its sole discretion.

                  (ii) Underwriting. If the registration of which the Company gives notice pursuant to Section 2(b)(i)(1) is for a registered public offering involving an underwriting of equity securities, the Company shall so advise each of the Holders as a part of such notice. In such event, the right of each of the Holders to registration pursuant to this Section 2(b) shall be conditioned upon such Holders' participation in such underwriting and the inclusion of such Holders' Registrable Securities in the underwriting to the extent provided herein. If any Piggyback Registration is an underwritten primary offering of equity securities, the Company shall have the sole right to select the managing underwriter or underwriters to administer any such offering. The Holders whose shares are to be included in such registration shall (together with the Company and the Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form (including in the case of the Company customary indemnification and contribution) with the representative of the underwriter or underwriters selected for underwriting by the Company. The Holders may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefits of such Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holders. Any such Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder's Registrable Securities and such Holder's intended method of distribution and any other representation required by law.

                  (iii) Priority on Piggyback Registrations. The number of equity securities requested to be included in such Piggyback Registration shall be subject to the following allocation priority:

                          (1) If a Piggyback Registration is an underwritten primary registration of equity securities on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number of equity securities which can be sold in such offering, the Company shall include in such registration (i) first, the equity securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included therein by the Holders, pro rata among such Holders on the basis of the number of shares requested to be registered by such Holders or as such Holders may otherwise agree and (iii) third, other equity securities requested to be included in such registration by Other Stockholders.

                  (2) If Piggyback Registration is an underwritten secondary registration of equity securities on behalf of Other Stockholders of the Company's securities, and the managing underwriters shall advise the Company in writing that in their opinion the number of equity securities requested to be included in such registration exceeds the number of equity securities which can be sold in such offering, the Company shall include in such registration (i) first, the equity securities proposed to be included therein by the holders requesting such registration, (ii) second, the equity securities requested to be included in such registration by the Company; (iii) third, the Registrable Securities requested to be included therein by the Holders, pro rata among such Holders on the basis of the number of shares requested to be registered by such Holders or as such Holders may otherwise agree and (iv) fourth, other equity securities requested to be included in such registration by Other Stockholders not otherwise included in clause (i) above.

                  The Company shall so advise all holders of securities requesting registration, and the number of shares of equity securities that are entitled to be included in any such registration. If the Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other equity securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. Notwithstanding anything herein to the contrary, if the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Section 2(a) hereof or pursuant to this Section 2(b), and if such previous registration has not been withdrawn or abandoned, the Company shall not be obligated to cause to become effective any other registration of any of its securities under the Securities Act, whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least three months has elapsed from the effective date of such previous registration.

                  The registration of convertible debt and the underlying equity securities into which such debt converts shall not be deemed a registration of equity securities for purposes of this Section 2(b).

         (c) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this
Section 2 shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered.

         (d) Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 2, the Company will keep the Holders, as applicable, advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will as soon as reasonably possible:

                  (i) prepare and file with the Commission the requisite registration statement to effect such registration as soon as reasonably possible and, in any event, in the case of a registration pursuant to Section 2(a), not later than thirty (30) days after receipt of the registration request from the Requesting Holders and thereafter use its reasonable best efforts to cause such registration statement to become effective as soon as reasonably possible;

                  (ii) use its reasonable best efforts to keep such registration effective for a period of one hundred twenty (120) days or until the Holders, as applicable, have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (A) such 120-day period shall be extended for a period of time equal to the period during which the Holders refrain from selling any securities included in such registration in accordance with provisions in Section 2(d)(vii) hereof; and (B) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended until all such Registrable Securities are sold, but in any event not exceeding two years, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (y) includes any prospectus required by Section 10(a) of the Securities Act or (z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (y) and (z) above to be contained in periodic reports filed pursuant to Section 12 or 15(d) of the Exchange Act in the registration statement;

                  (iii) furnish to each seller of Registrable Securities covered by such registration statement and each Requesting Holder such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request;

                  (iv) use its reasonable best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions where an exemption is not available and as such seller thereof and each Requesting Holder shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller.

                  (v) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                  (vi) use its reasonable best efforts to furnish or cause to be furnished, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders participating in such registration, addressed to the underwriters, if any, and to the Holders participating in such registration and (2) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders participating in such registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders participating in such registration.

                  (vii) notify each seller of Registrable Securities covered by such registration statement and each Requesting Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller or holder promptly prepare and furnish to such seller or holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they are made;

                  (viii) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of
         Section 11(a) of the Securities Act, and will furnish to each such seller and each Requesting Holder at least two business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller or any Requesting Holder shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

                  (ix) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

                  (x) use its reasonable best efforts to list all Registrable Securities covered by such registration statement on any national securities exchange on which Registrable Securities of the type covered by such Registration Statement are then listed.

         Each Holder agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2(d)(vii), such Holder will forthwith discontinue such Holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2(d)(vii).

         (e) Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the Holders of Registrable Securities registered under such registration statement, their underwriters, if any, each Requesting Holder and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its financial and other records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

         (f) Indemnification.

                  (i) The Company will indemnify each of the Holders, as applicable, each of its officers, directors, employees, agents and attorneys, and each Person controlling each of the Holders, with respect to each registration which has been effected pursuant to this
         Section 2, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each of the Holders, each of its officers, directors, employees, agents and attorneys, and each Person controlling each of the Holders, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Holders or underwriter and stated to be specifically for use therein.

                  (ii) Each of the Holders will, indemnify the Company, each of its officers, directors, employees, agents and attorneys, and each underwriter, if any, of the Company's securities covered by registration statement in which such Holder's Registrable Securities are included, each person who controls the Company or such underwriter, each Other Stockholder and each of their officers, directors, and partners, and each person controlling such Other Stockholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by such Holder, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse the Company and such Other Stockholders, officers, directors, employees, agents, attorneys underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each of the Holders hereunder shall be limited to an amount equal to the net proceeds to such Holder of securities sold as contemplated herein.

                  (iii) Promptly after receipt by an Indemnified Party under this Section 2(f) (an "Indemnified Party") of notice of the commencement of any action for which such Indemnified Party is entitled to indemnification under this Section 2(f), such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 2(1) (the "Indemnifying Party"), notify the Indemnifying Party of the commencement thereof in writing; but the omission to so notify the Indemnifying Party will not relieve it from any liability under clauses (i) or (ii) above unless and to the extent such failure results in the forfeiture by the Indemnifying Party of substantial rights and defenses. In case any such action is brought against any Indemnified Party, and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and, to the extent that it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that if (i) the use of counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other Indemnified Parties that are different from or additional to those available to the Indemnifying Party, or (iii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after receipt by the Indemnifying Party of notice of the institution of such action, then, in each such case, the

         Indemnifying Party shall not have the right to direct the defense of such action on behalf of such Indemnified Party or parties and such Indemnified Party or parties shall have the right to select separate counsel to defend such action on behalf of such Indemnified Party or parties. After notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof and approval by such Indemnified Party of counsel appointed to defend such action, the Indemnifying Party will not be liable to such Indemnified Party under this 2(f) for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such Indemnified Party in connection with the defense thereof, unless (i) the Indemnified Party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the Indemnifying Party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances representing the Indemnified Parties who are parties to such action or actions) or (ii) the Indemnifying Party has authorized in writing the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party. After such notice from the Indemnifying Party to such Indemnified Party, the Indemnifying Party will not be liable for the costs and expenses of any settlement of such action effected by such Indemnified Party without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed). Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                  (iv) If the indemnification provided for in this Section 2(f) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (v) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

         (g) Information by the Holders. A Holder holding Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 2.

         (h) Rule 144 Reporting. With a view to making available to the Holder the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, until the earlier of (A) such date as all of the Registrable Securities, held by such Holder have been sold in a registration pursuant to the Securities Act or pursuant to Rule 144 (or any similar rule then in effect) or (B) such date as all of the Registrable Securities held by such Holder are eligible to be sold without restriction pursuant to Rule 144(k), the Company agrees to:

                  (i) make and keep public information available as those terms are understood and defined in Rule 144 at all times;

                  (ii) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

                  (iii) so long as the Holder owns any Registrable Securities, furnish to the Holder upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (or any similar rule then in effect), and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

         (i) Termination. The registration rights set forth in this Section 2 shall not be available to any Holder if all of the Registrable Securities held by such Holder have been sold in a registration pursuant to the Securities Act or pursuant to Rule 144 (or any similar rule then in effect) or in the case of the piggyback registration rights set forth in Section 2(b), if all of the Registrable Securities held be such Holder are eligible to be sold pursuant to Rule 144(k).

         SECTION 3. MISCELLANEOUS

         (a) Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         (b) Governing Law. This Agreement shall be governed by and construed in accordance with the internal and substantive laws of Delaware and without regard to any Conflicts of Laws concepts which would apply the substantive law of some other jurisdiction.

         (c) Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

         (d) Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if delivered personally or sent by overnight courier or sent by facsimile (with evidence of confirmation of receipt) to the parties at the following addresses:

                       (i)     If to the Company, to:

                       The Williams Companies, Inc.
                       One Williams Center
                       Tulsa, Oklahoma 74172

                       Attention:   William von Glahn, Esq.
                       Facsimile: (918) 573-5942

                       With a copy to:

                       Skadden, Arps, Slate, Meagher & Flom LLP
                       Four Times Square
                       New York, NY 10036

                       Attention:   Nancy A. Lieberman, Esq.
                       Facsimile: (212) 735-2000

                       (ii)    If to the Holder, to:

                       MEHC Investment, Inc.
                       do MidAmerican Energy Holdings Company
                       320 South 36th St.
                       Suite 400
                       Omaha, NE 68131

                       Attention:   Douglas L. Anderson, Esq.
                       Facsimile: (402) 231-1658

                       With a copy to:

                       Willkie Farr & Gallagher
                       787 Seventh Avenue
                       New York, NY 10019

                       Attention:   Peter J. Hanlon, Esq. / William N. Dye, Esq.
                       Facsimile: (212) 728-8111

         Or to such other persons or at such other addresses as shall be furnished by either party by like notice to the other, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 3(d) are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 3(d).

         (e) Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, any consents, waivers and modifications which may hereafter be executed may be reproduced by the Holders by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Holders may destroy any original document so reproduced. The parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Holders in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         (f) Successors and assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

         (g) Entire Agreement. This Agreement represents the entire agreement and understanding of the parties with respect to the subject matter hereof and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understanding and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

         (h) Waivers and Amendments. This Agreement may be amended, and the observance of any term of this Agreement may be waived, only with the written consent of the Company and the Holders holding a majority of the then outstanding Registrable Securities (calculated on an as-converted basis).

         (i) Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

         (j) Counterparts. Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission shall be the same as delivery of any original. At the request of the Company or the Holder, the parties will confirm facsimile transmission by signing a duplicate original document. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

         (k) Registration Rights. The Company represents, warrants and agrees that it is not, and will not be, bound by the provisions of any registration rights agreement which are in conflict with this Agreement.

         (1) Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

         (m) Consent to Jurisdiction; Exclusive Forum. With respect to any suit, action or proceeding initiated by a party to this Agreement arising out of, under or in connection with this Agreement or the transactions contemplated hereby, each of the Company and the Holder hereby submit to the exclusive jurisdiction of any state or federal court sitting in the State of Delaware and irrevocably waive, to the fullest extent permitted by law, any objection that they may now have or hereafter obtain to the laying of venue in any such court in any such suit, action or proceeding.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.



                                    THE WILLIAMS COMPANIES, INC.


                                    By: /s/ Steven J. Malcolm
                                        Name:
                                        Title:


                                    MEHC INVESTMENT, INC.


                                    By: /s/ Douglas L. Anderson
                                        Name:  Douglas L. Anderson
                                        Title:  Vice President